                                                                   EXHIBIT 10.24


                     CREDIT SUISSE FIRST BOSTON CORPORATION

[CREDIT SUISSE LOGO]


                     Eleven Madison Avenue            Telephone (212) 325 5900
                     New York, NY 10010-3629          Facsimile (212) 325-8176/7


                                                                  March 16, 2000

Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017

Attn: Richard J. Miller
      Executive Vice President
      and Chief Financial Officer

Credit Suisse Financial Products
One Cabot Square
London E14 4QJ
England

--------------------------------------------------------------------------------

Dear Sirs:

The purpose of this telecopy (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between Credit Suisse Financial Products ("Party A") and Cardinal Health, Inc.("Party B"), through Credit Suisse First Boston Corporation ("CSFB") and its assigns as agent for both parties (in such capacity, the "Agent"), on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

1. The definitions and provisions contained in the 1991 ISDA Definitions (as supplemented by the 1998 Supplement) (the "Definitions") as published by the International Swaps and Derivatives Association, Inc., formerly the International Swap Dealers Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will prevail.

If Party A and Party B are parties to the 1992 ISDA Master Agreement (the "Agreement"), this Confirmation supplements, forms a part of, and is subject to such Agreement. If Party A and Party B are not yet parties to the Agreement, Party A and Party B agree to use their best efforts promptly to negotiate, execute, and deliver the Agreement with such modifications as Party A and Party B shall in good faith agree. Upon execution and delivery by Party A and Party B of the Agreement, this Confirmation shall supplement, form a part of, and be subject to such Agreement. Until Party A and Party B execute and deliver the Agreement, this Confirmation (together with all other Confirmations of Transactions previously entered into between Party A and Party B, notwithstanding anything to the contrary therein) shall supplement, form a part of, and be subject to the 1992 ISDA Master Agreement, as if, on the Trade Date of the first such Transaction between them, Party A and Party B had executed that agreement (without any Schedule or Addendum thereto) and had specified that the Automatic Early Termination provisions contained in Section 6(a) of such agreement would not apply.


The Agreement and each Confirmation thereunder will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine and each party hereby submits to the jurisdiction of the Courts of the State of New York.


Party A and Party B each represents to the other that it is entering into this Transaction in reliance upon such accounting, regulatory, legal, tax and financial advice as it deems necessary and not upon any view expressed by the other.


2. The terms of the particular Transaction to which this Confirmation relates are as follows:


         Number of Shares:          7,000,000

         Shares: The no par value common stock of Party B (sometimes also referred to as the "Issuer")

         Purchase of Shares         On the Trade Date, Party B will purchase the
                                    number of Shares from Party A or its
                                    designee in an over-the-counter transaction for a purchase price equal to $43.25 per Share.

         Trade Date:                March 16, 2000

         Effective Date:            Trade Date

         Termination Date:          The earlier of:

                                    (i)      the date that is three (3) Exchange
                                             Business Days following the first
                                             date upon which the sum of the
                                             Reference Share Amounts is equal to
                                             the Number of Shares; and

                                    (ii)     the Accelerated Termination Date;

                                    provided, however, that the Termination Date shall not be later than June 30, 2000, subject to the Adjustment to Termination Date and the Accelerated Termination provisions set out below and further subject to adjustment in accordance with the Modified Following Business Day Convention, unless there is a Market Disruption Event on that day, or a Settlement Disruption Event or Nationalization or Liquidation has occurred and is continuing on that day. In the case of any of the above, the Termination Date shall be rescheduled to a date determined by the Calculation Agent.

         Adjustment to
         Termination Date:          If a party determines that any date that
                                    would otherwise have been a Valuation Date is not a Valuation Date, in accordance with the terms of the Valuation Date provision set out in Appendix A, then the Termination
                                    Date shall be delayed by the number of
                                    Exchange Business Days equal to the number of dates for which such party makes such determination.

         Payment Date for
         both parties:              The Termination Date

         Period End Date for
         both parties:              The Termination Date

         Party A Floating
         Amount: An amount in U.S. Dollars equal to the sum of the Compounded Daily Strike Amounts for all Valuation Dates.

                                    As used herein, "Compounded Daily Strike
                                    Amount" means each Daily Strike Amount
                                    compounded at the LIBOR Rate in effect on the day which is three (3) Exchange Business Days after the applicable Valuation Date for the actual number of days elapsed from, and including, the day which is three (3) Exchange Business Days after the Valuation Date on which such Daily Strike Amount was determined to, but excluding, the Termination Date, any Early Termination Date or Accelerated Termination Date, as the case may be, divided by 360.

         Party B Floating Amount:   An amount in U.S. Dollars equal to the sum
                                    (a) the sum of the Compound Dividend Amounts
                                    (b) $1,059,625 and (c) the sum of the
                                    Compounded Daily Reference Amounts for all
                                    Valuation Dates.

                                    As used herein "Compounded Daily Reference
                                    Amount" means each Daily Reference Amount compounded at the LIBOR Rate in effect on the day which is three (3) Exchange Business Days after the applicable Valuation Date for the actual number of days elapsed from, and including, the day which is three (3) Exchange Business Days after the Valuation Date on which such Daily Reference Amount was determined to, but excluding, the Termination Date, any Early Termination Date or Accelerated Termination Date, as the case may be, divided by 360

         Dividend Amount:           The Dividend Amount shall be determined by
                                    the Calculation Agent in good faith and in a commercially reasonable manner and shall be equal to the Dividends multiplied by the Remaining Number of Shares on the Valuation
                                    Date immediately preceding the applicable ex-dividend date.

         Compound Dividend Amount:  An amount (whether in cash or in kind) with respect to each ex-dividend date equal to the product of: (x) the amount of any Dividend per Share having an ex-dividend date after the Effective Date and prior to the Termination Date, Accelerated Termination Date or Early Termination Date, as the case may be; and (y) the Remaining Number of Shares on the day immediately preceding the ex-dividend date for such Dividend; such amount being:

                                    (i)      in the case of Dividends with a
                                             payment date after the Termination
                                             Date, Accelerated Termination Date
                                             or Early Termination Date, as
                                             applicable: discounted at the LIBOR
                                             Rate for the number of days in the
                                             period commencing on and including
                                             the Termination Date, Early
                                             Termination Date or Accelerated
                                             Termination Date, as applicable, to
                                             but excluding the date that holders
                                             of the Shares receive such
                                             Dividend, divided by 360; and

                                    (ii)     in the case of Dividends with a
                                             payment date prior to the
                                             Termination Date: compounded at the
                                             LIBOR Rate for the number of days
                                             in the period commencing on and
                                             including the date that holders of
                                             the Shares receive such Dividend,
                                             to but excluding the Termination

                                             Date, Accelerated Termination Date
                                             or Early Termination Date, as
                                             applicable, divided by 360.

         Remaining Number
         of Shares:                 For any Exchange Business Day, a number of
                                    Shares equal to the Number of Shares minus the sum of the Reference Share Amounts for each of the Valuation Dates occurring in the period commencing on the Effective Date to and including such Exchange Business Day, or, in the case of an Accelerated
                                    Termination as described below, exclusive of the Accelerated Termination Date.

         Cash Settlement:           Applicable, provided, that Party B may
                                    elect, upon seven (7) calendar days' prior written notice in accordance with the provisions of Section 12 of the Agreement, that Physical Settlement shall apply to this Transaction. If Party B makes such election, the terms of the Net Share Settlement provision specified in Appendix C shall apply. If, after electing Physical
                                    Settlement, the conditions set forth on
                                    Appendix B have not been satisfied on the Termination Date, Early Termination Date or
                                    Accelerated Termination Date, Cash
                                    Settlement shall apply.

         Business Days:             New York

         Calculation Agent:         Party A, whose determinations and
                                    calculations shall be binding in the absence of manifest error or lack of good faith. The
                                    Calculation Agent shall have no
                                    responsibility for good faith errors or
                                    omissions in making any determination as provided herein. All determinations and calculations by the Calculation Agent shall be made in good faith and in a commercially reasonable manner.

                                    Upon Party B's reasonable request, the
                                    Calculation Agent shall in good faith
                                    disclose to Party B any relevant materials or methods referenced by the Calculation Agent in making any determinations and/or calculations applicable to this Transaction.

         Credit Support Documents:  Party A: None
                                    Party B: None

         Clearance System:          The Depository Trust Company

         Reference Market-maker:    For the purposes of this Transaction, Party
                                    A shall be the sole Reference Market-maker in respect of any calculation to be made pursuant to Section 6 of the Agreement.

3.       Accelerated Termination.

         Accelerated Termination:   So long as a Market Disruption Event,
                                    Distribution Event or Share Liquidity Event shall not have occurred and be continuing, Party B shall have the right upon three (3)
                                    Business Days' notice to designate any
                                    Exchange Business Day as the Termination
                                    Date (the "Accelerated Termination Date").

         Payments Upon Accelerated
         Termination:               All amounts paid and delivery of Shares made
                                    in connection with any such Accelerated
                                    Termination Date shall be calculated by the Calculation Agent so as to preserve for the parties the economic benefits of this Transaction, as if this Transaction were amended so as to provide that the Accelerated Termination Date were the
                                    Termination Date. All deliveries of Shares by Party B in connection with any such Accelerated Termination Date shall satisfy the requirements of Appendix C hereto.

4.       Indemnification and Contribution

(a)      Indemnification by Party B.

         Party B agrees to indemnify and hold harmless Party A, its affiliates, their respective directors, officers, employees, agents, advisors, brokers and representatives and each person who controls Party A or its affiliates within the meaning of either the United States Securities Act of 1933, as amended (the "Securities Act") or the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") against, and Party B agrees that no indemnified party shall have any liability to Party B or any of its affiliates, officers, directors, or employees for, any losses, claims, damages, liabilities (whether direct or indirect, in contract, tort or otherwise) or expenses, joint or several, to which any indemnified party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions, claims, investigations or proceedings in respect thereof, whether commenced or threatened) (i) arise out of or relate to (A) actions or failures to act by Party B (including any misstatement or alleged misstatement of a material fact contained in a registration statement or a prospectus relating to the delivery of Shares of the Issuer upon an election by Party B of Physical Settlement, if any, or in any amendment thereof or supplement thereto, or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading) or (B) actions or failures to act by an indemnified party with the consent of Party B or (ii) otherwise arise out of or relate to this Transaction or any related transactions, provided that this clause (ii) shall not apply to the extent, but only to the extent, that any losses, claims, damages, liabilities or expenses of an indemnified party have resulted primarily from the gross negligence or wilful misconduct of such indemnified party in which case Party A shall indemnify Party B for any losses, claims, damages, liabilities (whether direct or indirect, in contract, tort or otherwise) or expenses which Party B may suffer as a result of such indemnified parties' gross negligence or wilful misconduct. Party B agrees to reimburse promptly each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damages, liability, expense or action. Notwithstanding anything to the contrary in the foregoing, Party B will not be liable in any such case to the extent that any such loss, claim, damage, liability or expenses arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to Party B by or on behalf of Party A specifically for use in connection with the preparation of a prospectus or any supplement thereto. This indemnity agreement will be in addition to any liability which Party B may otherwise have.

(b)      Legal Proceedings.

         Party B shall not, without the prior written consent of Party A, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising from such proceeding.

(c)      Contribution.

         If the indemnification provided for above is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, in such proportion as is appropriate to reflect not only the relative fault of Party B on the one hand and of Party A on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, but also any other relevant equitable considerations. The relative fault of Party B on the one hand and Party A on the other shall be determined by reference to, among other things, whether the misstatement or alleged misstatement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Party B or by Party A and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph (c) were determined by a method of allocation that does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.       Account Details:


         Payments to Agent:         Citibank NA
                                    ABA: 021-000-089
                                    A/c: 40804388
                                    A/c: Credit Suisse First Boston

         Payments to Party B:       Bank One, NA

                                    100 E. BROAD STREET


                                    COLUMBUS OH   43271

                                    044-000-037
                                    Name: Cardinal Health, Inc.
                                    A/C:   981875773

         Deliveries to Agent:       DTC 355
                                    Credit Suisse First Boston

6.       U.S. Private Placement Representations:

         As this Transaction constitutes, or may constitute, the sale by Party A to Party B, through the Agent, of a Security or Securities (as defined in the Securities Act), in addition to the representations contained in
         Section 3 of the Agreement, Party B hereby represents to Party A, in accordance with Section 3 of the Agreement, as follows:

         (a) Party B is acquiring such Securities through the Agent for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in any such Securities acquired by Party B through the Agent;

         (b) Party B understands that the offer and sale by Party A, through the Agent, of such Securities are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof. In furtherance thereof, Party B represents and warrants that (i) it has the financial ability to bear the economic risk of its investment and has adequate means of providing for its current needs and other contingencies, (ii) it is experienced in investing in options and similar instruments and has determined that such securities are a suitable investment for it, and (iii) it is an institution that qualifies as an "accredited investor" as that term is defined in Regulation D under the Securities Act; and

         (c) Party B has been given the opportunity to ask questions of, and receive answers from, Party A through the Agent concerning the terms and conditions of such Securities and concerning the financial condition and business operations of Party A and has been given the opportunity to obtain such additional information necessary in order for Party B to evaluate the merits and risks of purchase of such Securities to the extent Party A possesses such information or can acquire it without unreasonable effort or expense.

         Party B hereby acknowledges that it understands and agrees that disposition of any such Securities is restricted under the Agreement, the Securities Act and state securities laws. For example, such Securities have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they have been registered under the Securities Act and under the applicable laws of such states or an exemption from such registration is available.

7.       The Agent:

(a) As a broker-dealer registered with the Securities and Exchange Commission (the "SEC"), CSFB, in its capacity as Agent for Party A and Party B will be responsible for: (i) effecting this Transaction, (ii) issuing all required confirmations and statements to Party A and Party B, (iii) maintaining books and records relating to this Transaction as required by Rules 17a-3 and 17a-4 under the Exchange Act and (iv) unless otherwise requested by Party B, receiving, delivering and safeguarding any securities and funds of Party B in connection with this Transaction in compliance with Rule 15c3-3 under the Exchange Act. The parties agree that the Agent may assign all of its rights and delegate all of its obligations and duties under the Transaction to any Affiliate of Party A which is a broker-dealer registered with the SEC without the consent of either party.

(b) CSFB is acting in connection with this Transaction solely as Agent for both Party A and Party B pursuant to instructions from them. CSFB shall have no responsibility or personal liability to Party A or Party B arising from any failure by Party A or Party B to pay or perform any obligation hereunder or to monitor or to enforce compliance by Party A or Party B with any obligation hereunder including, without limitation, any obligations to maintain collateral. Each of Party A and Party B agrees to proceed solely against the other to collect or recover any securities or money owing to it in connection with or as a result of this Transaction. CSFB shall otherwise have no liability in respect of this Transaction, except for its gross negligence, wilful misconduct or bad faith in performing its duties as Agent hereunder.


 (c) Any and all notices, demands, or communications of any kind relating to this Transaction between Party A and Party B shall be transmitted exclusively through the Agent at the following address:


                     Credit Suisse First Boston Corporation
                                11 Madison Avenue
                               New York, NY 10010
                          Facsimile No: (212) 325-8175
                          Telephone No: (212) 325-8678
                            Attn: Ricardo A. Harewood

  (d) The date and time of this Transaction will be furnished by the Agent to Party A and Party B upon written request.


  (e) The Agent will furnish to Party A and Party B upon written request a statement as to the sources and amount of any remuneration received or to be received by it in connection with this Transaction.


  (f) Party A and Party B each represents and agrees that this Transaction is not unsuitable for it in light of the information concerning such party's financial situation and investment objectives which have been furnished by such party to the Agent. Party A and Party B each agrees to notify the Agent of any material change in its investment objectives or financial situation.


Appendices A, B and C attached hereto are hereby incorporated into and made a part of this Confirmation.

Please confirm that the foregoing correctly sets forth the terms of your agreement by signing and returning to us a copy of this Confirmation.


                                     Yours sincerely,

                                     CREDIT SUISSE FIRST BOSTON CORPORATION
                                     solely in its capacity as Agent for
                                     Party A and Party B




                                     By: /S/ LINDA STEINMULLER
                                         -----------------------------
                                     Name:  Linda Steinmuller
                                     Title: Vice President


Agreed to as of the date first above written.

CARDINAL HEALTH, INC.




By: /S/ RICHARD J. MILLER
    -----------------------------
Name:  Richard J. Miller
Title: Corporate Vice President & CFO


Credit Suisse Financial Products



By: /S/ KAREN NEWTON
    -----------------------------
Name:  Karen Newton
Title: Vice President, Operations

                                   APPENDIX A
                                       TO
                          CONFIRMATION OF A TRANSACTION
                                     BETWEEN
                        CREDIT SUISSE FINANCIAL PRODUCTS
                                       AND
                              CARDINAL HEALTH, INC.
                        PARTY A REFERENCE EXT ID# 5748188


A.       Definitions
         -----------

         As used in this Confirmation, the following terms have the meanings set forth below:

         "Borrowing Rate" means, with respect to any day, the offer rate for borrowings of the Shares as determined by the Calculation Agent;

         "Daily Reference Amount" means, with respect to any Valuation Date, the Reference Share Amount for such Valuation Date multiplied by the Reference Price for such Valuation Date;

         "Daily Strike Amount" means, with respect to any Valuation Date, the Reference Share Amount for such Valuation Date multiplied by the Strike Price for the day that is three (3) Business Days after such Valuation Date;

         "Dividends" means an amount in U.S. Dollars equal to the dividends in kind or in cash paid by the Issuer per Share which is then outstanding (other than Dividends that result in an adjustment pursuant to Section B below).

         "Exchange" means the New York Stock Exchange or any successor reporting system.

         "Exchange Business Day" means a day that is a trading day on the Exchange;

         "LIBOR Rate" means, with respect to any day, the rate for deposits for a period of the Designated Maturity during the periods set forth below in U.S. Dollars which appears on Telerate Page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding such day:

              Period                                        Designated Maturity
              ------                                        -------------------
         From, and including, the Effective Date                  2 Months
         to, and including, April 16, 2000:

         From, but excluding, April 16, 2000 to,                  1 Month
         and including, the Termination Date:

         Upon the occurrence of an Early Termination Date or Accelerated Termination Date, the then applicable Designated Maturity shall be equal to the number of days elapsed from such Early Termination Date or Accelerated Termination Date to, but excluding the scheduled Termination Date; provided that if the Termination Date is extended, the Designated Maturity shall be equal to the number of days elapsed from the Termination Date to such date to which the Termination Date is extended. If such rate does not appear on the Telerate Page 3750, the rate for that day will be the rates at which deposits in U.S. Dollars are offered to the Reference Banks at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding that day to prime banks in the London interbank market for a period of the applicable Designated Maturity commencing on such date;

         "Market Disruption Event" means the occurrence or existence on any Exchange Business Day of any suspension of or limitation imposed on trading (by reason of movement in price exceeding limits permitted by the relevant exchange or otherwise) on the Exchange in the Shares, if, in the reasonable determination of the Calculation Agent, such suspension or limitation prevents such day from being used as a Termination Date;

         "Overnight Rate" means the effective rate for Federal Funds, as published on Telerate Page 118, provided that if, for any reason, Telerate Page 118 should be unavailable the Overnight Rate shall be such rate as the Calculation Agent shall reasonably determine;

         "Reference Price" means, with respect to any Valuation Date, the price per share on such Valuation Date at which Party A purchases the Shares comprising the Reference Share Amount in order to hedge its obligations under this Transaction (the "Hedging Price") plus transaction costs of $0.03 per Share;

         "Reference Share Amount" means with respect to any Valuation Date, the aggregate number of Shares determined by the opening price of the Shares (the "Price") for each Valuation Date according to the table below, provided that the aggregate Reference Share Amount for all Valuation Dates shall not exceed the Number of Shares:

         If the Price is less than or equal to $42:             400,000 Shares;

         If the Price is greater than $42 but less than         375,000 Shares;
         or equal to $43:

         If the Price is greater than $43 but less than         350,000 Shares;
         or equal to $44:

         If the Price is greater than $44 but less than         300,000 Shares;
         or equal to $45:

         If the Price is greater than $45 but less than         250,000 Shares;
         or equal to $46:

         If the Price is greater than $46 but less than         200,000 Shares;
         or equal to $47:

         If the Price is greater than $47 but less than         150,000 Shares;
         or equal to $48:

         If the Price is greater than $48 but less than         125,000 Shares;
         or equal to $49:

         If the Price is greater than $49 but less than         100,000 Shares;
         or equal to $50:

         If the Price is greater than $50 but less than          75,000 Shares;
         or equal to $51:

         If the Price is greater than $51 but less than          50,000 Shares;
         or equal to $52:

         If the Price is greater than $52 but less than          25,000 Shares;
         or equal to $53:

         If the Price is greater than $53 but less than          15,000 Shares;
         or equal to $54:

         If the Price is greater than $54:                        - 0 - Shares.


         "Settlement Disruption Event" means an event beyond the control of the parties as a result of which transfer of the Shares cannot take place through the Clearance System on the first day on which settlement of a sale of Shares executed on the relevant day customarily would take place through the Clearance System;


         "Strike Price" means $43.25 per Share for the initial Valuation Date and thereafter, the Strike Price then in effect for the immediately preceding Business Day multiplied by one plus the Borrowing Rate on the immediately preceding Business Day and multiplied by the actual number of days elapsed from such preceding Business Day to the current Business Day divided by 360;


         "Valuation Date" means, subject to the provisions of Share Liquidity Event, each Exchange Business Day commencing on the Trade Date and ending on the day which is four Exchange Business Days prior to the Termination Date, unless such Exchange Business Day falls during an Adjustment Period (as defined under "Distribution Event" below); provided that either party may, by notice to the other party through the Agent by 9:20 a.m., New York time, on any day that would otherwise be a Valuation Date, determine, that such day shall not be a Valuation Date.

B.       Adjustment Events
         -----------------

         Adjustments

         Following each Potential Adjustment Event, the parties will negotiate in good faith to determine whether such Potential Adjustment Event has a diluting or concentrative effect on the market value of the Shares and, if so, will negotiate in good faith to: (a) calculate the corresponding adjustment, if any, to be made to the Strike Price and the Number of Shares or any other term of this Transaction as appropriate to account for that diluting or concentrative effect and
         (b) determine the effective date of that adjustment such that the fundamental economic terms of this Transaction are substantially equivalent to those in effect immediately prior to the occurrence of the Potential Adjustment Event. If the parties, after negotiating in good faith, are unable to make such determinations, the Calculation Agent shall make such determinations on behalf of both parties and the determinations of the Calculation Agent shall be binding on the parties absent manifest error.

         Potential Adjustment Event

         The declaration by the Issuer of the terms of any of the following:

         (a) a subdivision, consolidation or reclassification of the Shares (unless a Merger Event), or a free distribution or dividend of Shares to existing holders by way of bonus, capitalization or similar issue;

         (b) a distribution or dividend to existing holders of the Shares of (i) Shares or (ii) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Issuer equally or proportionately with such payments to holders of the Shares or (iii) any other type of securities, rights or warrants or other assets in any case for payment (cash or other) at less than the prevailing market price, as determined by the Calculation Agent;

         (c)      a call in respect of Shares that are not fully paid; or

         (d) any other similar event that may have a diluting or concentrating effect on the market value of the Shares.

C.       Distribution Event
         ------------------

         Party B will immediately notify Party A in writing, through the Agent, if Party B becomes, or is likely to become, subject to the restrictions set forth in Regulation M under the Exchange Act. If at any time during the Term of this Transaction,

         (1) Party B is prohibited from purchasing its Shares under Regulation M under the Exchange Act; or

         (2) Party B has announced or otherwise made known to holders of Shares a cash tender offer or exchange offer for Shares or another security (a) which is immediately exchangeable for or convertible into Shares or (b) which entitles the holder thereof immediately to acquire Shares; or

         (3) a person other than Party B makes a tender offer for, or request or invitation for tenders of, any class of equity securities of Party B subject to section 14(d) of the Exchange Act and such person has filed a statement with the SEC pursuant to Rule 14d-1 under the Exchange Act and Party B has received notice thereof;

         then,

                  (i) in the case of an event specified in subsection (1) above, from the date that Party B is prohibited from purchasing its Shares under Regulation M to the date of completion or other termination of the relevant distribution, and

                  (ii) in the case of an event specified in subsection (2) above, from the date the event specified in (2) occurs to the date that is ten Business Days after the relevant cash tender offer or exchange offer is completed or otherwise terminated, and

                  (iii) in the case of an event specified in subsection (3) above, from the date that the event in subsection (3) occurs to the date that Party B has complied with the conditions set forth in Rule 13e-1 under the Exchange Act, the Termination Date shall be rescheduled to a date determined by the Calculation Agent. For purposes hereof, the term "Adjustment Period" shall mean the period of time specified in subsections (i), (ii) and/or
         (iii), as the case may be.

D.       Share Availability Event
         ------------------------

         If in Party A's good faith judgement, on any Business Day Party A is unable to hedge its position in respect of this Transaction through share borrowing arrangements because of the lack of sufficient Shares being made available by lenders, Party A will give notice thereof, through the Agent, to Party B. If on the second Business Day ("X") following such notice, Party A in good faith cannot borrow a sufficient number of Shares, as determined by Party A, to hedge its position, then, notwithstanding the provisions of this Transaction, X shall be deemed to be an Accelerated Termination Date with respect only to such number of Shares which Party A is unable to borrow.


E.       Share Liquidity Event
         ---------------------

         If in Party A's good faith judgement, it is unable to complete its hedging activities or unwind its hedge transactions, then Party A shall give written notice thereof, through the Agent, to Party B. Upon receipt of such notice by Party B, the parties will, in good faith, negotiate an amendment to the Transaction to extend the Termination Date. During the term of such negotiations, no Valuation Dates shall be deemed to have occurred.

F.       Rule 10b-18
         -----------

         With the co-operation of Party B, Party A undertakes to conduct its purchases of the Shares to hedge its exposure under this Transaction in accordance with the conditions of subsections 10b-18(b)2 (Time of Purchases), 10b-18(b)3 (Price of Purchases) and 10b-18(b)4 (Volume of Purchases) of Rule 10b-18 so long as Party B conducts all of its purchases of Shares during the Term of this Transaction through Credit Suisse First Boston Corporation in compliance with Rule 10b-18 and in a manner that the parties hereto believe is in compliance with applicable law.

G.       Merger Event
         ------------

         Following each Merger Event:

                  (i) If the consideration for the Shares in the Merger Event consists (or, at the option of a holder of the Shares, may consist) solely of shares, each Share will be converted to the number of shares to which a holder of a Share would be entitled upon consummation of the Merger Event. Such shares and their issuer shall be deemed the "Shares" and the "Issuer" for purposes of this Transaction and if necessary the Calculation Agent shall adjust the Strike Price proportionately;

                  (ii) If the consideration for the Shares in the Merger Event consists solely of cash or any other securities or assets other than shares, a Termination Event shall have deemed to have occurred with this Transaction being the sole Affected Transaction, Party B being the Affected Party and the Early Termination Date being the next succeeding Exchange Business Day; and

                  (iii) If the consideration for the Shares in the Merger Event consists of both (A) shares and (B) cash or any other securities or assets other than shares, then the consideration will be deemed to be shares and the adjustments described in paragraph (i) above shall be made after reduction of the Strike Price by an amount equal to the sum of the cash and the fair market value (as determined by the Calculation Agent) of any other securities or assets other than shares to which a holder of a Share would have been entitled.

         For purposes of this Confirmation, "Merger Event" means:

                  (i) Any reclassification or change of the Shares (other than a change in par value, if any, as a result of a subdivision or combination);

                  (ii) any consolidation, amalgamation or merger of Party B with or into another corporation (other than a consolidation, amalgamation or merger in which Party B is the continuing corporation and which does not result in any such reclassification or change of Shares); or

                  (iii)    any other take-over offer for the Shares

         which results in a transfer of, or a commitment to, transfer all the Shares on or before the Termination Date, in each case as of the date on which all holders become bound to transfer the Shares held by them.

H.       Blackout Event
         --------------

         If one party gives to the other the notice referred to in the definition of Valuation Date, the Termination Date may be extended by mutual agreement of the parties to a date equating to the Termination Date plus a number of days equal to the number of days which are the subject of the notice referred to in the definition of Valuation Date.


I.       Nationalization or Liquidation
         ------------------------------

         A Termination Event shall be deemed to have occurred with this Transaction being the sole Affected Transaction, Party B being the Affected Party and the Early Termination Date being the next succeeding Exchange Business Day if:

         (i) by reason of the adoption of or any change in any applicable law, all or substantially all of the assets of Party B or all or substantially all of the Shares are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority or entity; or

         (ii) by reason of the liquidation, winding-up or dissolution of Party B (a) all the Shares are required to be transferred to a trustee, liquidator or other similar official or (b) holders of the Shares become legally prohibited from transferring them.

J.       Party B Representations
         -----------------------

         Party B hereby represents and warrants to Party A that it has entered into this Transaction (i) in connection with the Share repurchase program publicly announced on March 15, 2000 and (ii) solely for the purposes stated in such public disclosures. Party B hereby represents and warrants that (unless Party B notifies Party A, through the Agent, that such day is not a Valuation Date) it has publicly disclosed all material information with respect to its condition (financial or otherwise) and, as of the date hereof after giving effect to the Transaction and each day until the Termination Date or such other date to which the Termination Date may be extended can purchase the Reference Share Amount in compliance with applicable law.

K.       Party B Covenants
         -----------------

         From the date hereof to the Termination Date (as such date may be adjusted from time to time as provided herein), Party B will effect all of its purchase transactions in Shares through Credit Suisse First Boston Corporation ("CSFB"). If an event specified in subsection (1) of Distribution Event occurs, then Party B will use its reasonable efforts to cause such distribution to be completed or otherwise terminated as soon as reasonably practicable given the circumstances of the Distribution Event, it being understood that it is fully within Party B's discretion to undertake transactions pursuant to Regulation M. If an event specified in subsection (3) of Distribution Event occurs, Party B will, upon the request of Party A use its best efforts to comply with the conditions set forth in Rule 13e-1 under the Exchange Act no later than thirty (30) after any such request.

L.       Transfer
         --------

         Neither party may Transfer this Transaction, in whole or in part, without the prior written consent, communicated through the Agent, of the other party.

                                   APPENDIX B
                                       TO
                          CONFIRMATION OF A TRANSACTION
                                     BETWEEN
                        CREDIT SUISSE FINANCIAL PRODUCTS
                                       AND
                              CARDINAL HEALTH, INC.
                        PARTY A REFERENCE EXT ID# 5748188

         If Party B elects Physical Settlement of this Transaction, the following provisions shall apply:-

(a) Party B shall have reserved and have available, free from pre-emptive rights, out of its authorized but unissued capital stock, for the purpose of effecting the payment of any Party B Floating Amount in Shares as provided in the Confirmation, the full number of shares of capital stock that would then be issuable with respect to such payment.

(b) There shall be an effective registration statement on the Termination Date, Early Termination Date or Accelerated Termination Date with respect to such Shares (the "Registration Statement") providing for a plan of distribution acceptable to Party A and its underwriters.

(c) Party B shall have registered or qualified such Shares under such securities or "blue sky" laws of such States and other jurisdictions in the United States and Puerto Rico as Party A or any underwriter shall have reasonably requested, and shall have done any and all other acts and things as may be necessary to enable Party A or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by the Registration Statement.

(d) Party B shall have caused such Shares to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable Party A or any underwriter to consummate the disposition of such Shares.

(e) Party B shall have (i) given Party A and its underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of all materials filed with the Commission or any other governmental agency (the "Filed Materials") prior to the date Party B elects to pay the Party B Floating Amount in Shares, (ii) furnished to each of them copies of all such Filed Materials (and all documents incorporated therein by reference) sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon, (iii) given each of them such access to its books and records and such opportunities to discuss the business of Party B with its officers and the independent public accountants who have issued a report on its financial statement as shall be necessary, in the opinion of Party A and such underwriters or their respective counsel, to conduct a reasonable investigation (within the meaning of the Securities Act of 1933, as amended, (the "Securities Act")) with respect to such Filed Materials, (iv) delivered to Party A and its underwriters, if any, any financial statements of Party B filed with the Commission, (v) included in such Filed Materials material, furnished to Party B in writing, which in the judgement of Party A or its underwriters, if any, subject to the consent of Party B (which shall not be unreasonably withheld), should be included, including, without limitation, language to the effect that the holding by Party A of the Shares is not to be construed as a recommendation by Party A of the investment quality thereof and (vi) if requested by Party A, deleted from such Filed Materials any reference to Party A if such reference to Party A by name or otherwise is not required by the Securities Act or any similar Federal statute then in force.

(f) Party B shall have furnished to Party A and any underwriter, addressed to Party A and any such underwriter and dated the day payment in Shares is made, (i) an opinion of counsel for Party B (which may be internal counsel to Party B) and (ii) a "cold comfort" letter signed by the independent public accountants who have issued a report on Party B's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Shares and the offering, sale and issuance thereof as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as Party A may have reasonably requested.

(g) Party B shall have complied with all applicable provisions of the Securities Act and the Exchange Act, all applicable rules of the Commission and all other applicable laws, rules and regulations of any governmental or regulatory authority with respect to such Filing Materials and such Shares and the offering, sale and issuance thereof; in connection thereto Party A shall assist in the preparation of a seller shareholder registration statement and, if requested by Party B, supply Party B with such representations regarding Party A's due diligence and financial ability to bear the economic risk of its investment in the Shares as are customary for a purchaser in a private placement of securities.

(h) Party B shall have caused all such Shares to be listed on the Exchange and on each securities exchange on which similar securities issued by Party B are then listed.

(i) Party B shall have provided a transfer agent and registrar for such Shares.

(j) Party B shall have taken such other actions as Party A or any underwriter of such Shares shall have reasonably requested in order to expedite or facilitate the disposition of such Shares.

(k) Party B shall provide Party A and its underwriters, if any, with a usual and customary indemnity and contribution in the opinion of counsel to Party A covering such matters relating to the Shares, the Filed Materials, and such other matters as counsel to Party A shall deem to be necessary or required.

(l) Party B shall have paid all costs and expenses incurred in connection with the preparation and filing of any document with the Commission, the preparation and delivery of the legal opinion referred to in paragraph (f) hereof and any other ancillary documents relating to the sale of the Shares by or on behalf of Party A and all underwriting fees and/or applicable commissions in connection with the sale of the shares by or on behalf of Party A.

(m)      Party B shall deliver all such Shares through the Clearance System.

                                   APPENDIX C
                                       TO
                          CONFIRMATION OF A TRANSACTION
                                     BETWEEN
                        CREDIT SUISSE FINANCIAL PRODUCTS
                                       AND
                              CARDINAL HEALTH INC.
                        PARTY A REFERENCE EXT ID# 5748188


Net Share Settlement:

(a)      Net Share Settlement Amount:

         If Party B has elected that Net Share Settlement shall apply and if the Net Floating Amount (as such term is defined below) owing by one party (the "Delivering Party") to the other party (the "Receiving Party") under this Transaction is greater than zero then such obligation shall be satisfied and discharged by:

         (i) the delivery of an amount of Shares to be determined as set forth below (hereinafter referred to as the "Net Share Settlement Amount"); plus

         (ii) an amount in U.S. Dollars equal to the Balancing Payment (as such term is defined below), if any, plus

         (iii) an amount in U.S. Dollars equal to the Carry Charges (as such term is defined below), if any,

         provided that if Party B is the Delivering Party then such Shares delivered by Party B shall meet the conditions specified in Appendix B hereto and further provided that Party A is at that time permitted to purchase and sell Shares and that Party B is at that time permitted to deliver and take delivery of Shares, both in accordance with applicable law in the determination of counsel to the party affected.

         The Net Share Settlement Amount and the identity of the Delivering Party and the Receiving Party shall be determined by the Calculation Agent acting in good faith and in a commercially reasonable manner as set out below.

         The Calculation Agent shall determine the difference in U.S. Dollars between the Party A Floating Amount and the Party B Floating Amount (the "Net Floating Amount"); if the Party A Floating Amount is greater than the Party B Floating Amount, Party A shall be the Delivering Party and if the Party B Floating Amount is greater than the Party A Floating Amount, Party B shall be the Delivering Party.

         The Calculation Agent shall provide written confirmation of its calculations and determinations to the parties hereto in reasonable detail not later than the close of business on the Termination Date. The failure of the Calculation Agent to provide such written confirmation shall not vitiate any such calculations or determinations nor shall it absolve the parties hereto from compliance with their respective obligations under this Transaction.

         The Net Share Settlement Amount shall be the number of Shares, rounded down to the nearest whole Share, that represents the quotient of the Net Floating Amount divided by the Hedging Price of the Shares on the Exchange on the final Valuation Date.

         If Party A is the Delivering Party, subject to any requirements of applicable law, on each Exchange Business Day following the final Valuation Date (each such date being a "Purchase Date") Party A shall purchase as many Shares through the Exchange as it deems appropriate in its sole commercial discretion until it has bought a number of Shares equal to the Net Share Settlement Amount. The provisions of paragraph F in Appendix A shall apply with respect to such purchases by Party A. Subject to the occurrence of a Settlement Disruption Event, Party A shall, subject to any requirements of applicable law, deliver such number of Shares to Party B on the third Exchange Business Day following each Purchase Date (each such date of delivery being a "Party A Settlement Date") and the provisions below shall apply with respect to each such delivery of Shares.

         If Party B is the Delivering Party then, on the Payment Date, Party B shall, subject to any requirements of applicable law, deliver the number of Shares equal to the Net Share Settlement Amount which Shares shall satisfy the conditions of Appendix B hereto. Party A shall use its best efforts to sell the Shares comprising the Net Share Settlement Amount (the date of each such sale being a "Resale Date" and the third Exchange Business Day after each such Resale Date being a "Party B Settlement Date").

         In the event of the occurrence of a Settlement Disruption Event or in the event that the parties cannot deliver and take delivery of Shares, both in accordance with applicable law in the determination of counsel to the party affected, each Purchase Date, Resale Date, or Party A Settlement Date or Party B Settlement Date, as the case may be, shall be postponed until the first Exchange Business Day on which a Settlement Disruption Event has not occurred and on which the parties may deliver and take delivery of Shares in accordance with applicable law in the determination of counsel to the party affected.

         On each Purchase Date or each Resale Date, as the case may be, the Calculation Agent shall determine the Balancing Payment and the Carry Charges (as each of such terms are defined below) and the identity of the party to pay and receive such Balancing Payment and Carry Charges. On the final Party A Settlement Date or on the final Party B Settlement Date, as the case may be, the net amount of all of the Balancing Payments and Carry Charges shall be discharged by a single payment in U.S. Dollars by the party so identified by the Calculation Agent to the other party, through the Agent.

         If for any reason (including, for example only and without limiting the foregoing, the occurrence of a Market Disruption Event (as such term is defined below) or the existence of a deficiency in the registration status of the Shares, illiquid market conditions or the conditions customarily contained in underwriting agreements between issuers and underwriters that are commonly known as "market-outs"), Party A cannot sell all of the shares comprising the Net Share Settlement Amount within a reasonable period of time following the Termination Date (as determined by Party A in its discretion), Party A shall have no further obligation to resell such unsold portion of the Net Share Settlement Amount and shall promptly redeliver all of the unsold Shares to Party B against the payment by Party B to Party A of an amount in U.S. Dollars equal to the excess of the Net Share Settlement Amount over the Net Proceeds (as defined below), if any, attributable to shares sold by Party A. "Net Proceeds" means the proceeds of the sales on each Resale Date, net of any fees, commissions and expenses incurred in connection with the offer and sale of the Shares (including, but without limitation to, the covering of any over-allotment or short position (syndicate or otherwise)).

         In no event will any Shares delivered by Party B to Party A in connection with this Transaction be delivered by Party A to cover any Party A short position in Shares.

(b)      Balancing Payments:

         For the purposes of this Transaction and with respect to each Purchase Date or Resale Date, as the case may be, the "Balancing Payment" means an amount in U.S. Dollars determined by the Calculation Agent to be the product of: (i) the number of Shares purchased or sold by Party A, as the Delivering Party or the Receiving Party, on that date; multiplied by (ii) the absolute value of the difference between the Hedging Price of the Shares on the final Valuation Date (the "Termination Reference Price") and the average weighted price at which Party A has purchased or sold the Shares on the Purchase Date or the Resale Date, as the case may be, (each being a "Balancing Reference Price"). With respect to each Balancing Payment, the Delivering Party shall owe that Balancing Payment to the Receiving Party if the Termination Reference Price is greater than that Balancing Reference Price and the Receiving Party shall owe that Balancing Payment to the Delivering Party if that Balancing Reference Price is greater than the Termination Reference Price.

(c)      Carry Charges:

         For the purposes of this Transaction, the "Carry Charge" means an amount determined by subtracting (y) below from (x) below. The Delivering Party shall owe the Carry Charge to the Receiving Party if the amount is positive or the Receiving Party shall owe the absolute value of the Carry Charge to the Delivering Party if the amount is negative:

         (x) the sum of the U.S. Dollar amounts in interest calculated at the Overnight Rate with respect to a notional amount equal to the Net Floating Amount (or each applicable portion thereof in the case of multiple Settlement Dates) for the actual number of days elapsed from and including the Payment Date to but excluding each Party A Settlement Date or Party B Settlement Date, as the case may be, divided by 360; and

         (y) the aggregate amount of dividends, if any, actually received by the Receiving Party on any shares included in the Net Share Settlement Amount during the period(s) specified in (x) above.

         Notwithstanding the foregoing, in the event that Party A notifies Party B that the transfer of Shares by Party B to Party A contemplated by this Transaction results in Party A and its Affiliates then holding, in the aggregate, a number of Shares equal to or greater than 5% of the then issued and outstanding Shares of Party B (the "Trigger Amount") such transfer of Shares shall be effected in tranches such that at no time shall Party A and its Affiliates hold, in the aggregate, a number of Shares in an amount greater than or equal to the Trigger Amount.

                            FIRST AMENDMENT AGREEMENT

This First Amendment Agreement (hereinafter referred to as the "Amendment Agreement"), dated as of May 19, 2000 is made between Credit Suisse First Boston International (formerly known as Credit Suisse Financial Products) ("Party A") and Cardinal Health, Inc. ("Party B") through Credit Suisse First Boston Corporation (the "Agent") and supplements the 1992 ISDA Master Agreement between Party A and Party B.

WHEREAS Party A and Party B entered into a Transaction with a Party A Reference No. 5748188, a Trade Date of 16 March 2000, a Number of Shares of 7,000,000, and a Termination Date of 30 June 2000, evidenced by a Confirmation dated 16 March 2000 (the "Confirmation"); and

WHEREAS, subject to the terms and provisions hereof, Party A and Party B wish to amend the definitions of "Termination Date" and "Reference Share Amount" as set forth below,

NOW, THEREFORE, in consideration of the mutual premises herein, Party A and Party B agree as follows:

1. Effective as of the Trade Date, (the "Amendment Effective Date") the definition of the "Termination Date" shall be amended so that the reference in the Confirmation to June 30, 2000 shall be read as a reference to September 30, 2000.

2. Effective as of the Amendment Effective Date the definition of the "Reference Share Amount shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                  "Reference Share Amount" means with respect to any Valuation Date, the lesser of: (a) the aggregate number of Shares determined by the lowest price of the Shares reported on the Exchange during each Valuation Date (the "Price"), according to the table below; and (b) the actual number of Shares purchased by Party A to hedge its obligations under this Transaction on such Valuation Date, PROVIDED THAT the aggregate Reference Share Amount for all Valuation Dates shall not exceed the Number of Shares:

                  If the Price is less than or equal to $42:                        400,000 Shares;


                  If the Price is greater than $42 but less than or                 375,000 Shares;
                  equal to $43:

                  If the Price is greater than $43 but less than or                 350,000 Shares;
                  equal to $44:

                  If the Price is greater than $44 but less than or                 300,000 Shares;
                  equal to $45:

                  If the Price is greater than $45 but less than or                 250,000 Shares;
                  equal to $46:

                  If the Price is greater than $46 but less than or                 200,000 Shares;
                  equal to $47:

                  If the Price is greater than $47 but less than or                 150,000 Shares;
                  equal to $48:

                  If the Price is greater than $48 but less than or                 125,000 Shares;
                  equal to $49:

                  If the Price is greater than $49 but less than or                 100,000 Shares;
                  equal to $50:

                  If the Price is greater than $50 but less than or                  75,000 Shares;
                  equal to $51:

                  If the Price is greater than $51 but less than or                  50,000 Shares;
                  equal to $52:

                  If the Price is greater than $52 but less than or                  25,000 Shares;
                  equal to $53:

                  If the Price is greater than $53 but less than or                  15,000 Shares;
                  equal to $54:


                  If the Price is greater than $54:                                   - 0 - Shares.

3. As of the Amendment Effective Date all rights, duties, claims and obligations of Party A and Party B with respect to the Transaction shall be amended with effect from and including the Trade Date such that all references therein to the definitions of "Termination Date" and "Reference Share Amount" shall be read and construed as references to such definitions of "Termination Date" and "Reference Share Amount" as amended herein.

4. Except so far as amended by Clauses 1 and 2 hereof, and save to the extent it is inconsistent herewith, the Transaction shall remain in full force and effect save that every reference therein to "Transaction" and the definitions of "Termination Date" and "Reference Share Amount" shall be construed as a reference to such Transaction and definitions of "Termination Date" and "Reference Share Amount" as expressly amended hereby.

5. Unless otherwise defined herein, capitalized terms used in this Amendment Agreement shall have the meanings ascribed to those terms in the Confirmation.

6. This Amendment Agreement may be executed by any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

7. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to choice of law doctrine and each party hereby submits to the jurisdiction of the Courts of the State of New York.

8. Party A and Party B each represents to the other that it has entered into this Amendment Agreement in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

Credit Suisse First Boston International is regulated by The Securities and Futures Authority and has entered into this amended transaction as principal. The time at which the above amended transaction was executed will be notified to Party B (through the Agent) on request.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Agreement to be executed by their officers thereto duly authorized and empowered with effect from the date first written above.

CREDIT SUISSE FIRST BOSTON CORPORATION
solely in its capacity as AGENT for
PARTY A and PARTY B




By:    /s/ Edward J. McMahon
       ---------------------------------
Name:  Edward J. McMahon
Title: Assistant Vice President



CARDINAL HEALTH, INC.




By:    /s/ Richard J. Miller
       --------------------------------
Name:  Richard J. Miller
Title: Executive Vice President and CFO

CREDIT SUISSE FIRST BOSTON INTERNATIONAL




By:    /s/ Edmond Curtin
       --------------------------------
Name:  Edmond Curtin
Title: Director - Legal and Compliance Department


By:    /s/ Kevin Studd
       --------------------------------
Name:  Kevin Studd
Title: Managing Director

                           SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement (hereinafter referred to as the "Amendment Agreement"), dated as of May 19, 2000 is made between Credit Suisse First Boston International (formerly known as Credit Suisse Financial Products) ("Party A") and Cardinal Health, Inc. ("Party B") through Credit Suisse First Boston Corporation (the "Agent") and supplements the 1992 ISDA Master Agreement between Party A and Party B.

WHEREAS Party A and Party B entered into a Transaction with a Party A Reference No. 5748188, a Trade Date of 16 March 2000, a Number of Shares of 7,000,000, and a Termination Date of 30 September 2000, evidenced by a Confirmation dated 16 March 2000 as amended on May 18, 2000 (the "Confirmation"); and

WHEREAS, subject to the terms and provisions hereof, Party A and Party B wish to amend the definition of "Reference Share Amount" as set forth below,

NOW, THEREFORE, in consideration of the mutual premises herein, Party A and Party B agree as follows:

1. Effective as of May 19, 2000 (the "Amendment Effective Date") the definition of the "Reference Share Amount" shall be deleted in its entirety and the following shall be inserted in lieu thereof:

                  "Reference Share Amount" means with respect to any Valuation Date, the lesser of: (a) the aggregate number of Shares determined by the lowest price of the Shares reported on the Exchange during each Valuation Date (the "Price"), according to the table below; and (b) the actual number of Shares purchased by Party A to hedge its obligations under this Transaction on such Valuation Date, PROVIDED THAT the aggregate Reference Share Amount for all Valuation Dates shall not exceed the Number of Shares:

                  If the Price is less than or equal to $63:                        200,000 Shares;

                  If the Price is greater than $63 but less than or                 175,000 Shares;
                  equal to $64:

                  If the Price is greater than $64 but less than or                 125,000 Shares;
                  equal to $65:

                  If the Price is greater than $65but less than or equal             75,000 Shares;
                  to $66:

                  If the Price is greater than $66 but less than or                   25,000 Shares
                  equal to $67:

                  If the Price is greater than $67 but less than or equal to          15,000 Shares
                  $68:


                  If the Price is greater than $68:                                   - 0 - Shares.

2. As of the Amendment Effective Date all rights, duties, claims and obligations of Party A and Party B with respect to the Transaction shall be amended with effect from and including the Amendment Effective Date such that all references therein to the definition of "Reference Share Amount" shall be read and construed as references to such definition as amended herein.

3. Except so far as amended by Clause 1 hereof, and save to the extent it is inconsistent herewith, the Transaction shall remain in full force and effect save that every reference therein to "Transaction" and the definition of " "Reference Share Amount" shall be construed as a reference to such Transaction and definition of "Reference Share Amount" as expressly amended hereby.

4. Unless otherwise defined herein, capitalized terms used in this Amendment Agreement shall have the meanings ascribed to those terms in the Confirmation.

5. This Amendment Agreement may be executed by any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

6. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to choice of law doctrine and each party hereby submits to the jurisdiction of the Courts of the State of New York.

7. Party A and Party B each represents to the other that it has entered into this Amendment Agreement in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

Credit Suisse First Boston International is regulated by The Securities and Futures Authority and has entered into this amended transaction as principal. The time at which the above amended transaction was executed will be notified to Party B (through the Agent) on request.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Agreement to be executed by their officers thereto duly authorized and empowered with effect from the date first written above.

CREDIT SUISSE FIRST BOSTON CORPORATION
solely in its capacity as AGENT for
PARTY A and PARTY B




By:    /s/ Edward J. McMahon
       ---------------------------------
Name:  Edward J. McMahon
Title: Assistant Vice President



CARDINAL HEALTH, INC.




By:    /s/ Richard J. Miller
       --------------------------------
Name:  Richard J. Miller
Title: EVP & CFO


CREDIT SUISSE FIRST BOSTON INTERNATIONAL




By:    /s/ Edmond Curtin
       --------------------------------
Name:  Edmond Curtin
Title: Director - Legal and Compliance Department


By:    /s/ Kevin Studd
       --------------------------------
Name:  Kevin Studd
Title: Managing Director